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                                    Exhibit 5

                 Opinion of Kimball, Parr, Waddoups, Brown & Gee

                                   (Attached)
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                                November 6, 1995



The Board of Directors of
  Summit Family Restaurants Inc.
440 Lawndale Drive
Salt Lake City, Utah  84115

         Re:     Summit Family Restaurants Inc.
                 Registration Statement on Form S-8

Gentlemen:

         As counsel to Summit Family Restaurants Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 600,000 shares (the "Shares") of Common Stock, $0.10 par value, of the Company to be offered, sold and issued by the Company pursuant to the Summit Family Restaurants Inc. 1992 Stock Option Plan, formerly known as JB's Restaurants, Inc. 1992 Stock Option Plan (the "Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Kimball, Parr, Waddoups, Brown & Gee
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                                   KIMBALL, PARR, WADDOUPS, BROWN & GEE